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                                                                   Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in American General Finance Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Registration Statement.




Chicago, IL
November 6, 2003